Exhibit 99

NextEra Energy, Inc. Media Line: (561) 694-4442 Aug. 3, 2015 FOR IMMEDIATE RELEASE
NextEra Energy reports 2015 second-quarter financial results

•	NextEra Energy delivered strong operational performance and financial results

•	NextEra Energy Resources benefited from new wind and solar additions

•	Florida Power & Light Company continued solid execution on capital initiatives

•	New dividend policy approved and quarterly dividend of $0.77 per share declared

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported 2015 second-quarter net income attributable to NextEra Energy on a GAAP basis of $716 million, or $1.59 per share, compared to $492 million, or $1.12 per share, in the second quarter of 2014. On an adjusted basis, NextEra Energy’s 2015 second-quarter earnings were $699 million, or $1.56 per share, compared to $630 million, or $1.43 per share, in the second quarter of 2014.

Adjusted earnings for these periods exclude the mark-to-market effects of non-qualifying hedges, as well as the net effect of other than temporary impairments (OTTI) on certain investments and operating results from the Spain solar project. Adjusted earnings also exclude merger-related expenses in 2015. All of these items, except for the merger-related expenses, relate primarily to the business of NextEra Energy Resources, LLC and its affiliated entities.

NextEra Energy’s management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, for analysis of performance, for reporting of results to the board of directors, and as an input in determining performance-based compensation under the company’s employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy management believes that adjusted earnings provide a more meaningful representation of NextEra Energy’s fundamental earnings power. The attachments to this news release include a reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure.

“NextEra Energy delivered another quarter of strong operational performance and financial results, highlighted by 9 percent adjusted earnings per share growth over the comparable prior-year quarter,” said Jim Robo, chairman and chief executive officer of NextEra Energy. “FPL performed very well operationally during the quarter, continued to invest in the business to deliver even more value to customers and received regulatory approval to pursue future investments in natural gas production that can help protect its customers against future price volatility. NextEra Energy Resources had an excellent quarter for contracted renewables origination and continues to be well positioned to add additional projects this year. I am also pleased to announce that NextEra Energy Partners has reached an agreement to acquire a portfolio of seven long-term contracted natural gas pipelines in Texas, which will provide a platform for future growth and scale in pipeline operations at NextEra Energy and NextEra Energy Partners. As a result of strong execution of our growth plans all across NextEra Energy, we are increasing our financial expectations for 2016 through 2018. In addition, our board of directors approved a new dividend policy that reflects the strength of the operating cash flow growth at NextEra Energy, particularly the increased cash flow expected from NextEra Energy Resources' contracted renewables portfolio and the growth of cash flows expected from NextEra Energy Partners.”

Florida Power & Light Company
NextEra Energy’s principal rate-regulated electric utility subsidiary, Florida Power & Light Company (FPL), reported second-quarter 2015 net income of $435 million, or $0.97 per share, compared to $423 million, or $0.96 per share, for the prior-year quarter.

FPL’s contribution to adjusted earnings per share growth over the prior-year comparable quarter was driven primarily by continued investment in the business, which strengthens the company’s value proposition that includes low electric bills, high reliability, award-winning customer service and a clean emissions profile. FPL has one of the cleanest and most fuel-efficient generation fleets in the nation and delivers typical residential customer bills that are about 30 percent lower than the national average. FPL was recently named one of the 2015 Most Trusted Brands, according to the Residential Utility Trusted Brand & Customer Engagement study, conducted by Market Strategies International. In this nationwide study, FPL ranked first among utilities in Florida and sixth nationally.

FPL averaged approximately 66,000 more customer accounts during the second quarter of 2015 than in the comparable prior-year quarter. Retail sales growth was 7.6 percent, compared to the prior-year quarter, which included approximately 6.1 percent usage growth due to weather. The average number of inactive accounts for the quarter declined to levels not seen since before 2000.

FPL’s customer metrics are consistent with improving Florida economic indicators that the company tracks. In May, Florida employment exceeded its pre-recession peak of March 2007, and the state has now regained all of the approximately 925,000 jobs lost through December 2009. Florida’s unemployment rate in June was 5.5 percent, which represents a 0.6-percentage point decrease from a year earlier.

FPL recently announced plans to add a new, high-efficiency energy center in Okeechobee County, Fla., as the next major investment in its ongoing effort to modernize its fleet of power plants. The addition of the 1,622-megawatt (MW) combined-cycle power plant, fueled by clean, U.S.-produced natural gas, is the best, most economical option to meet anticipated customer needs beginning in 2019. FPL expects to build the plant for a projected cost of approximately $670 per kilowatt, making it the most cost-effective, combined-cycle unit built to date in its generation fleet. The proposed plant must be approved by the Florida Public Service Commission (PSC) and a number of other federal, state and local agencies. Contingent upon receiving all necessary approvals, FPL expects to begin construction in 2017, with the new plant entering service in mid-2019.

In June, the Florida PSC approved a set of guidelines that will allow FPL to invest up to $500 million per year in future natural gas production projects. With the approved guidelines, FPL will be able to work toward obtaining more essential clean natural gas directly from the source, generating additional savings for customers and helping to reduce variability in the fuel portion of customers’ bills. FPL's first investment in natural gas reserves, the Woodford Shale project in southeastern Oklahoma, began providing affordable clean fuel for FPL customers in March of this year.

In addition, FPL's other major capital projects remain on track, including the three new large-scale solar power plants that were announced earlier this year and are scheduled to enter service before the end of 2016 and the Port Everglades Next Generation Clean Energy Center, which is expected to enter service in mid-2016.

NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported a second-quarter 2015 contribution to net income attributable to NextEra Energy on a GAAP basis of $273 million, or $0.61 per share, compared to $81 million, or $0.18 per share, in the prior-year quarter. On an adjusted basis, NextEra Energy Resources’ earnings for the second quarter of 2015 were $251 million, or $0.57 per share, compared to $213 million, or $0.48 per share, for the second quarter of 2014.

NextEra Energy Resources’ contribution to adjusted earnings per share in the second quarter of 2015 increased $0.09 year-over-year, or approximately 19 percent, driven largely by continued strong contributions from new investments in its contracted renewables business. The primary driver of earnings growth was growth in the contracted renewables portfolio, which added $0.10 per share, reflecting new wind and solar investments placed into service during or after the second quarter of 2014.

NextEra Energy Resources had a very good quarter of originating new renewables projects. The business signed power purchase agreements for 400 MW of new wind and 155 MW of new solar projects, including an additional 125-MW solar project that is expected to be delivered in 2016. For its 2015-2018 development program, NextEra Energy Resources expects to bring into service a total of approximately 4,800 MW to 5,200 MW of renewables, with approximately 3,100 MW of contracted renewables projects currently in its backlog.

Corporate and Other
In the second quarter of 2015, Corporate and Other adjusted earnings increased by $0.03 per share, compared to the prior-year quarter.

The company’s natural gas pipeline projects, Sabal Trail Transmission and Florida Southeast Connection, continue to progress well through the development process. Federal Energy Regulatory Commission (FERC) decisions are expected for both projects in early 2016, with construction of the proposed interstate pipeline system beginning in 2016 and operations commencing in mid-2017.

The company’s Mountain Valley Pipeline joint venture with EQT Corporation also continues to progress, with the FERC application targeted for later this year. The proposed 300-mile Mountain Valley Pipeline is designed to connect the Marcellus and Utica natural gas supply to markets in the U.S. Southeast to support growing demand and to improve reliability.

In addition, NextEra Energy Partners, LP (NYSE: NEP) today announced that it has reached an agreement to acquire NET Midstream, a developer, owner and operator of seven long-term contracted natural gas pipelines in Texas. This transaction is expected to be immediately accretive to NextEra Energy’s earnings and will significantly expand the scope of NextEra’s natural gas pipeline business.

Quarterly Dividend Declaration and New Dividend Policy
The board of directors of NextEra Energy declared a regular quarterly common stock dividend of $0.77 per share. The dividend is payable on Sept. 15, 2015, to shareholders of record on Aug. 28, 2015.

The board also approved a new dividend policy, expressed relative to adjusted earnings per share, of a 65 percent payout ratio by 2018. This is expected to translate to a growth rate in dividends per share of 12 to 14 percent per year through at least 2018, off a 2015 base of $3.08 per share. This new policy takes into account, among many other factors, the changing mix of NextEra Energy's portfolio of businesses and the ongoing levels of dividend payout generally supportable by each major segment of the portfolio, as well as the payout ratios of competing businesses in each of those major segments. The board also expects NextEra Energy Partners to generate significant cash flows for NextEra Energy and that it is appropriate to highlight more directly the strong underlying cash flow productivity of NextEra Energy Resources.

Outlook
NextEra Energy continues to expect full-year 2015 adjusted earnings per share to be in the range of $5.40 to $5.70. After 2015, NextEra Energy now expects to grow adjusted earnings per share at a compound annual growth rate of 6 to 8 percent per year through 2018, off a 2014 base. NextEra Energy expects adjusted earnings per share to be in the range of $5.85 to $6.35 for 2016 and in the range of $6.60 to $7.10 for 2018.

NextEra Energy’s adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards, the unrealized mark-to-market effect of non-qualifying hedges, as well as net OTTI losses on securities held in NextEra Energy Resources’ nuclear decommissioning funds, none of which can be determined at this time. Adjusted earnings expectations also exclude the operating results from the Spain solar project and merger-related expenses. In addition, adjusted earnings expectations assume, among other things: normal weather and operating conditions; continued recovery of the national and the Florida economy; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; access to capital at reasonable cost and terms; no divestitures other than NextEra Energy Partners, LP or acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy’s second-quarter earnings conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be financial results for NextEra Energy Partners, LP. The webcast will be available on NextEra Energy’s website by accessing the following link: www.NextEraEnergy.com/investors. The slides and news release accompanying the presentation may be downloaded at www.NextEraEnergy.com/investors, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $17.0 billion, approximately 44,900 megawatts of generating capacity, which includes megawatts associated with noncontrolling interests related to NextEra Energy Partners, LP (NYSE: NEP), and approximately 13,800 employees in 27 states and Canada as of year-end 2014. Headquartered in Juno Beach, Fla., NextEra Energy’s principal subsidiaries are Florida Power & Light Company, which serves approximately 4.8 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world’s largest generator of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity, and has been ranked in the top 10 worldwide for innovativeness and community responsibility as part of Fortune’s 2015 list of “World's Most Admired Companies.” For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

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Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this press release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, and statements concerning future dividends. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “aim,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions to or elimination of governmental incentives that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional taxes or assessments on renewable energy; impact of new or revised laws, regulations or interpretations or other regulatory initiatives on NextEra Energy and FPL; effect on NextEra Energy and FPL of potential regulatory action to broaden the scope of regulation of over-the-counter (OTC) financial derivatives and to apply such regulation to NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations; effect on NextEra Energy and FPL of changes in tax laws and in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and for certain existing projects to be impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; potential volatility of NextEra Energy's results of operations caused by sales of power on the spot market or on a short-term contractual basis; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; increasing costs of health care plans; lack of a qualified workforce or the loss or retirement of key employees; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; NextEra Energy Partners, LP’s (NEP's) NET Midstream acquisition and other future acquisitions by NEP may not be completed and, even if completed, NextEra Energy may not realize the anticipated benefits of such acquisitions; environmental, health and financial risks associated with NextEra Energy's and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; liability of NextEra Energy and FPL for increased nuclear licensing or compliance costs resulting from hazards, and increased public attention to hazards, posed to their owned nuclear generation facilities; risks associated with outages of NextEra Energy's and FPL's owned nuclear units; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of creditors to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; and effect of disruptions, uncertainty or volatility in the credit and capital markets of the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2014 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended June 30, 2015	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$2,996	$1,265	$97	$4,358
Operating Expenses
Fuel, purchased power and interchange	1,098	205	13	1,316
Other operations and maintenance	385	380	35	800
Merger-related	—	—	9	9
Depreciation and amortization	428	291	18	737
Taxes other than income taxes and other	305	40	5	350
Total operating expenses	2,216	916	80	3,212
Operating Income	780	349	17	1,146
Other Income (Deductions)
Interest expense	(112)	(131)	(37)	(280)
Benefits associated with differential membership interests - net	—	54	—	54
Equity in earnings of equity method investees	—	25	2	27
Allowance for equity funds used during construction	16	—	—	16
Interest income	1	8	13	22
Gains on disposal of assets - net	—	5	—	5
Gain associated with Maine fossil	—	—	—	—
Other - net	—	1	3	4
Total other deductions - net	(95)	(38)	(19)	(152)
Income (Loss) before Income Taxes	685	311	(2)	994
Income Tax Expense (Benefit)	250	34	(10)	274
Net Income (Loss)	435	277	8	720
Less Net Income Attributable to Noncontrolling Interests	—	(4)	—	(4)
Net Income (Loss) Attributable to NextEra Energy, Inc.	$435	$273	$8	$716
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$435	$273	$8	$716
Adjustments, net of income taxes:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	(23)	(2)	(25)
Loss (income) from other than temporary impairments losses - net	—	2	—	2
Gain associated with Maine fossil	—	—	—	—
Operating loss (income) of Spain solar projects	—	(1)	—	(1)
Merger-related expenses	—	—	7	7
Adjusted Earnings (Loss)	$435	$251	$13	$699
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.97	$0.61	$0.01	$1.59
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	(0.05)	—	(0.05)
Loss (income) from other than temporary impairments losses - net	—	0.01	—	0.01
Gain associated with Maine fossil	—	—	—	—
Operating loss (income) of Spain solar projects	—	—	—	—
Merger-related expenses	—	—	0.01	0.01
Adjusted Earnings (Loss) Per Share	$0.97	$0.57	$0.02	$1.56
Weighted-average shares outstanding (assuming dilution)				449

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended June 30, 2014	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$2,889	$1,036	$104	$4,029
Operating Expenses
Fuel, purchased power and interchange	1,076	275	22	1,373
Other operations and maintenance	388	350	30	768
Merger-related	—	—	—	—
Depreciation and amortization	349	249	16	614
Taxes other than income taxes and other	294	22	7	323
Total operating expenses	2,107	896	75	3,078
Operating Income	782	140	29	951
Other Income (Deductions)
Interest expense	(111)	(152)	(42)	(305)
Benefits associated with differential membership interests - net	—	58	—	58
Equity in earnings of equity method investees	—	19	1	20
Allowance for equity funds used during construction	6	—	—	6
Interest income	1	7	13	21
Gains on disposal of assets - net	—	33	—	33
Gain associated with Maine fossil	—	—	—	—
Other - net	—	7	(7)	—
Total other deductions - net	(104)	(28)	(35)	(167)
Income (Loss) before Income Taxes	678	112	(6)	784
Income Tax Expense (Benefit)	255	31	6	292
Net Income (Loss)	423	81	(12)	492
Less Net Income Attributable to Noncontrolling Interests	—	—	—	—
Net Income (Loss) Attributable to NextEra Energy, Inc.	$423	$81	$(12)	$492
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$423	$81	$(12)	$492
Adjustments, net of income taxes:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	140	6	146
Loss (income) from other than temporary impairments losses - net	—	(1)	—	(1)
Gain associated with Maine fossil	—	—	—	—
Operating loss (income) of Spain solar projects	—	(7)	—	(7)
Merger-related expenses	—	—	—	—
Adjusted Earnings (Loss)	$423	$213	$(6)	$630
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$0.96	$0.18	$(0.02)	$1.12
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	0.32	0.01	0.33
Loss (income) from other than temporary impairments losses - net	—	—	—	—
Gain associated with Maine fossil	—	—	—	—
Operating loss (income) of Spain solar projects	—	(0.02)	—	(0.02)
Merger-related expenses	—	—	—	—
Adjusted Earnings (Loss) Per Share	$0.96	$0.48	$(0.01)	$1.43
Weighted-average shares outstanding (assuming dilution)				440

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Six Months Ended June 30, 2015	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$5,538	$2,725	$200	$8,463
Operating Expenses
Fuel, purchased power and interchange	2,103	544	32	2,679
Other operations and maintenance	738	738	58	1,534
Merger-related	—	—	13	13
Depreciation and amortization	669	578	37	1,284
Taxes other than income taxes and other	581	83	13	677
Total operating expenses	4,091	1,943	153	6,187
Operating Income	1,447	782	47	2,276
Other Income (Deductions)
Interest expense	(227)	(302)	(72)	(601)
Benefits associated with differential membership interests - net	—	111	—	111
Equity in earnings of equity method investees	—	32	4	36
Allowance for equity funds used during construction	26	—	1	27
Interest income	2	15	26	43
Gains on disposal of assets - net	—	27	—	27
Gain associated with Maine fossil	—	—	—	—
Other - net	—	9	3	12
Total other deductions - net	(199)	(108)	(38)	(345)
Income (Loss) before Income Taxes	1,248	674	9	1,931
Income Tax Expense (Benefit)	454	117	(11)	560
Net Income (Loss)	794	557	20	1,371
Less Net Income Attributable to Noncontrolling Interests	—	(5)	—	(5)
Net Income (Loss) Attributable to NextEra Energy, Inc.	$794	$552	$20	$1,366
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$794	$552	$20	$1,366
Adjustments, net of income taxes:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	(45)	(7)	(52)
Loss (income) from other than temporary impairments losses - net	—	1	—	1
Gain associated with Maine fossil	—	—	—	—
Operating loss (income) of Spain solar projects	—	3	—	3
Merger-related expenses	—	—	10	10
Adjusted Earnings (Loss)	$794	$511	$23	$1,328
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.77	$1.23	$0.04	$3.04
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	(0.10)	(0.02)	(0.12)
Loss (income) from other than temporary impairments losses - net	—	—	—	—
Gain associated with Maine fossil	—	—	—	—
Operating loss (income) of Spain solar projects	—	0.01	—	0.01
Merger-related expenses	—	—	0.02	0.02
Adjusted Earnings (Loss) Per Share	$1.77	$1.14	$0.04	$2.95
Weighted-average shares outstanding (assuming dilution)				449

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Six Months Ended June 30, 2014	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Operating Revenues	$5,424	$2,069	$210	$7,703
Operating Expenses
Fuel, purchased power and interchange	2,112	610	49	2,771
Other operations and maintenance	771	689	64	1,524
Merger-related	—	—	—	—
Depreciation and amortization	557	486	33	1,076
Taxes other than income taxes and other	570	61	11	642
Total operating expenses	4,010	1,846	157	6,013
Operating Income	1,414	223	53	1,690
Other Income (Deductions)
Interest expense	(213)	(328)	(83)	(624)
Benefits associated with differential membership interests - net	—	122	—	122
Equity in earnings of equity method investees	—	22	—	22
Allowance for equity funds used during construction	21	—	—	21
Interest income	2	13	27	42
Gains on disposal of assets - net	—	77	—	77
Gain associated with Maine fossil	—	21	—	21
Other - net	—	18	(24)	(6)
Total other deductions - net	(190)	(55)	(80)	(325)
Income (Loss) before Income Taxes	1,224	168	(27)	1,365
Income Tax Expense (Benefit)	454	1	(11)	444
Net Income (Loss)	770	167	(16)	921
Less Net Income Attributable to Noncontrolling Interests	—	—	—	—
Net Income (Loss) Attributable to NextEra Energy, Inc.	$770	$167	$(16)	$921
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$770	$167	$(16)	$921
Adjustments, net of income taxes:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	263	10	273
Loss (income) from other than temporary impairments losses - net	—	(2)	—	(2)
Gain associated with Maine fossil	—	(12)	—	(12)
Operating loss (income) of Spain solar projects	—	8	—	8
Merger-related expenses	—	—	—	—
Adjusted Earnings (Loss)	$770	$424	$(6)	$1,188
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.75	$0.38	$(0.03)	$2.10
Adjustments:
Net unrealized mark-to-market losses (gains) associated with non-qualifying hedges	—	0.60	0.02	0.62
Loss (income) from other than temporary impairments losses - net	—	(0.01)	—	(0.01)
Gain associated with Maine fossil	—	(0.03)	—	(0.03)
Operating loss (income) of Spain solar projects	—	0.02	—	0.02
Merger-related expenses	—	—	—	—
Adjusted Earnings (Loss) Per Share	$1.75	$0.96	$(0.01)	$2.70
Weighted-average shares outstanding (assuming dilution)				439

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
June 30, 2015	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$39,927	$28,176	$1,518	$69,621
Nuclear fuel	1,240	853	—	2,093
Construction work in progress	2,309	3,165	76	5,550
Less accumulated depreciation and amortization	(11,641)	(6,899)	(414)	(18,954)
Total property, plant and equipment - net	31,835	25,295	1,180	58,310
Current Assets
Cash and cash equivalents	38	455	58	551
Customer receivables, net of allowances	938	889	56	1,883
Other receivables	105	461	(310)	256
Materials, supplies and fossil fuel inventory	873	401	4	1,278
Regulatory assets:
Deferred clause and franchise expenses	176	—	—	176
Derivatives	220	—	—	220
Other	114	—	2	116
Derivatives	5	764	27	796
Deferred income taxes	—	300	104	404
Other	227	438	1	666
Total current assets	2,696	3,708	(58)	6,346
Other Assets
Special use funds	3,544	1,666	—	5,210
Other investments	4	640	969	1,613
Prepaid benefit costs	1,216	—	65	1,281
Regulatory assets:
Securitized storm-recovery costs	254	—	—	254
Other	473	—	168	641
Derivatives	3	1,299	5	1,307
Other	264	1,725	250	2,239
Total other assets	5,758	5,330	1,457	12,545
Total Assets	$40,289	$34,333	$2,579	$77,201
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	6,828	8,476	(7,423)	7,881
Retained earnings	6,294	7,565	(403)	13,456
Accumulated other comprehensive loss	—	41	(45)	(4)
Total common shareholders' equity	14,495	16,082	(9,239)	21,338
Noncontrolling interests	—	263	—	263
Total equity	14,495	16,345	(9,239)	21,601
Long-term debt	9,467	6,593	9,175	25,235
Total capitalization	23,962	22,938	(64)	46,836
Current Liabilities
Commercial paper	194	—	627	821
Notes payable	—	325	625	950
Current maturities of long-term debt	62	1,413	1,293	2,768
Accounts payable	727	778	12	1,517
Customer deposits	462	4	—	466
Accrued interest and taxes	830	210	(334)	706
Derivatives	225	645	13	883
Accrued construction-related expenditures	175	519	10	704
Other	257	304	45	606
Total current liabilities	2,932	4,198	2,291	9,421
Other Liabilities and Deferred Credits
Asset retirement obligations	1,392	660	(1)	2,051
Deferred income taxes	6,954	2,500	(18)	9,436
Regulatory liabilities:
Accrued asset removal costs	1,894	—	7	1,901
Asset retirement obligation regulatory expense difference	2,244	—	—	2,244
Other	505	—	2	507
Derivatives	1	411	132	544
Deferral related to differential membership interests	—	2,582	—	2,582
Other	405	1,044	230	1,679
Total other liabilities and deferred credits	13,395	7,197	352	20,944
Commitments and Contingencies
Total Capitalization and Liabilities	$40,289	$34,333	$2,579	$77,201

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2014	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$39,027	$27,526	$1,489	$68,042
Nuclear fuel	1,217	788	1	2,006
Construction work in progress	1,694	1,841	56	3,591
Less accumulated depreciation and amortization	(11,282)	(6,268)	(384)	(17,934)
Total property, plant and equipment - net	30,656	23,887	1,162	55,705
Current Assets
Cash and cash equivalents	14	536	27	577
Customer receivables, net of allowances	773	972	60	1,805
Other receivables	136	266	(48)	354
Materials, supplies and fossil fuel inventory	848	439	5	1,292
Regulatory assets:
Deferred clause and franchise expenses	268	—	—	268
Derivatives	364	—	—	364
Other	111	—	5	116
Derivatives	5	955	30	990
Deferred income taxes	—	699	40	739
Other	115	321	3	439
Total current assets	2,634	4,188	122	6,944
Other Assets
Special use funds	3,524	1,642	—	5,166
Other investments	4	555	840	1,399
Prepaid benefit costs	1,189	—	55	1,244
Regulatory assets:
Securitized storm-recovery costs	294	—	—	294
Other	468	—	189	657
Derivatives	1	1,008	—	1,009
Other	537	1,639	335	2,511
Total other assets	6,017	4,844	1,419	12,280
Total Assets	$39,307	$32,919	$2,703	$74,929
Capitalization
Common stock	$1,373	$—	$(1,369)	$4
Additional paid-in capital	6,279	7,989	(7,089)	7,179
Retained earnings	5,499	7,013	261	12,773
Accumulated other comprehensive loss	—	(5)	(35)	(40)
Total common shareholders' equity	13,151	14,997	(8,232)	19,916
Noncontrolling interests	—	252	—	252
Total equity	13,151	15,249	(8,232)	20,168
Long-term debt	9,413	6,199	8,755	24,367
Total capitalization	22,564	21,448	523	44,535
Current Liabilities
Commercial paper	1,142	—	—	1,142
Notes payable	—	—	—	—
Current maturities of long-term debt	60	1,668	1,787	3,515
Accounts payable	647	692	15	1,354
Customer deposits	458	4	—	462
Accrued interest and taxes	245	246	(17)	474
Derivatives	370	906	13	1,289
Accrued construction-related expenditures	233	437	6	676
Other	331	400	20	751
Total current liabilities	3,486	4,353	1,824	9,663
Other Liabilities and Deferred Credits
Asset retirement obligations	1,355	631	—	1,986
Deferred income taxes	6,835	2,424	2	9,261
Regulatory liabilities:
Accrued asset removal costs	1,898	—	6	1,904
Asset retirement obligation regulatory expense difference	2,257	—	—	2,257
Other	476	—	—	476
Derivatives	—	342	124	466
Deferral related to differential membership interests	—	2,704	—	2,704
Other	436	1,017	224	1,677
Total other liabilities and deferred credits	13,257	7,118	356	20,731
Commitments and Contingencies
Total Capitalization and Liabilities	$39,307	$32,919	$2,703	$74,929

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Six Months Ended June 30, 2015	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$794	$557	$20	$1,371
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	669	578	37	1,284
Nuclear fuel and other amortization	105	63	10	178
Unrealized losses (gains) on marked to market energy contracts	—	(127)	(2)	(129)
Deferred income taxes	84	462	(29)	517
Cost recovery clauses and franchise fees	58	—	—	58
Benefits associated with differential membership interests - net	—	(111)	—	(111)
Allowance for equity funds used during construction	(26)	—	(1)	(27)
Gains on disposal of assets - net	—	(25)	—	(25)
Gain associated with Maine fossil	—	—	—	—
Other - net	22	11	20	53
Changes in operating assets and liabilities:
Customer and other receivables	(151)	164	(21)	(8)
Materials, supplies and fossil fuel inventory	(25)	39	—	14
Other current assets	(55)	(12)	6	(61)
Other assets	(29)	29	(12)	(12)
Accounts payable and customer deposits	54	(104)	(5)	(55)
Margin cash collateral	—	(300)	—	(300)
Income taxes	349	(374)	46	21
Interest and other taxes	224	17	8	249
Other current liabilities	(16)	(53)	34	(35)
Other liabilities	(25)	(18)	(5)	(48)
Net cash provided by operating activities	2,032	796	106	2,934
Cash Flows From Investing Activities
Capital expenditures of FPL	(1,549)	—	—	(1,549)
Independent power and other investments of NEER	—	(1,945)	—	(1,945)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	—	—	—
Nuclear fuel purchases	(79)	(106)	—	(185)
Other capital expenditures and other investments	—	—	(130)	(130)
Sale of independent power and other investments of NEER	—	34	—	34
Change in loan proceeds restricted for construction	(65)	3	—	(62)
Proceeds from sale or maturity of securities in special use funds and other investments	2,538	392	74	3,004
Purchases of securities in special use funds and other investments	(2,570)	(408)	(112)	(3,090)
Proceeds from the sale of a noncontrolling interest in subsidiaries	—	106	—	106
Other - net	57	6	—	63
Net cash used in investing activities	(1,668)	(1,918)	(168)	(3,754)
Cash Flows From Financing Activities
Issuances of long-term debt	85	1,171	450	1,706
Retirements of long-term debt	(31)	(864)	(508)	(1,403)
Net change in short-term debt	(948)	325	1,252	629
Issuances of common stock - net	—	—	630	630
Dividends on common stock	—	—	(683)	(683)
Dividends & capital distributions from (to) parent - net	550	454	(1,004)	—
Other - net	4	(45)	(44)	(85)
Net cash provided by (used in) financing activities	(340)	1,041	93	794
Net increase (decrease) in cash and cash equivalents	24	(81)	31	(26)
Cash and cash equivalents at beginning of period	14	536	27	577
Cash and cash equivalents at end of period	$38	$455	$58	$551

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Six Months Ended June 30, 2014	Florida Power & Light	NEER	Corporate & Other	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income (loss)	$770	$167	$(16)	$921
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	557	486	33	1,076
Nuclear fuel and other amortization	95	62	13	170
Unrealized losses (gains) on marked to market energy contracts	—	310	—	310
Deferred income taxes	287	131	43	461
Cost recovery clauses and franchise fees	(140)	—	—	(140)
Benefits associated with differential membership interests - net	—	(122)	—	(122)
Allowance for equity funds used during construction	(21)	—	—	(21)
Gains on disposal of assets - net	—	(77)	—	(77)
Gain associated with Maine fossil	—	(21)	—	(21)
Other - net	87	73	51	211
Changes in operating assets and liabilities:
Customer and other receivables	(139)	(18)	6	(151)
Materials, supplies and fossil fuel inventory	(32)	12	—	(20)
Other current assets	(8)	(19)	6	(21)
Other assets	(82)	(54)	(31)	(167)
Accounts payable and customer deposits	133	63	(3)	193
Margin cash collateral	—	(200)	—	(200)
Income taxes	97	(130)	3	(30)
Interest and other taxes	209	17	10	236
Other current liabilities	(69)	(56)	(17)	(142)
Other liabilities	(21)	—	3	(18)
Net cash provided by operating activities	1,723	624	101	2,448
Cash Flows From Investing Activities
Capital expenditures of FPL	(1,568)	—	—	(1,568)
Independent power and other investments of NEER	—	(1,436)	—	(1,436)
Cash grants under the American Recovery and Reinvestment Act of 2009	—	306	—	306
Nuclear fuel purchases	(110)	(61)	—	(171)
Other capital expenditures and other investments	—	—	(64)	(64)
Sale of independent power and other investments of NEER	—	273	—	273
Change in loan proceeds restricted for construction	—	(366)	—	(366)
Proceeds from sale or maturity of securities in special use funds and other investments	1,799	415	81	2,295
Purchases of securities in special use funds and other investments	(1,851)	(431)	(93)	(2,375)
Proceeds from the sale of a noncontrolling interest in subsidiaries	—	—	—	—
Other - net	29	12	(40)	1
Net cash used in investing activities	(1,701)	(1,288)	(116)	(3,105)
Cash Flows From Financing Activities
Issuances of long-term debt	499	989	1,241	2,729
Retirements of long-term debt	(329)	(679)	(1,267)	(2,275)
Net change in short-term debt	247	—	678	925
Issuances of common stock - net	—	—	42	42
Dividends on common stock	—	—	(630)	(630)
Dividends & capital distributions from (to) parent - net	(400)	323	77	—
Other - net	—	98	(48)	50
Net cash provided by (used in) financing activities	17	731	93	841
Net increase (decrease) in cash and cash equivalents	39	67	78	184
Cash and cash equivalents at beginning of period	19	370	49	438
Cash and cash equivalents at end of period	$58	$437	$127	$622

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Year-To-Date
2014 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.98	$1.12	$2.10

Florida Power & Light - 2014 Earnings Per Share	$0.79	$0.96	$1.75
New investment growth	0.05	0.02	0.06
Cost recovery clause results, primarily nuclear uprates in base rates	—	(0.01)	(0.01)
Allowance for funds used during construction	(0.01)	0.02	0.01
Wholesale operations	0.01	(0.01)	0.01
Other and share dilution	(0.04)	(0.01)	(0.05)
Florida Power & Light - 2015 Earnings Per Share	$0.80	$0.97	$1.77

NEER - 2014 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.20	$0.18	$0.38
New investments	0.09	0.10	0.19
Existing assets	(0.17)	(0.05)	(0.22)
Gas infrastructure	0.02	(0.05)	(0.03)
Customer supply and proprietary power & gas trading	0.20	0.04	0.24
Asset sales	—	(0.03)	(0.03)
NEP initial public offering transaction costs	—	0.05	0.05
NEP Canadian structuring charges	—	0.10	0.10
Non-qualifying hedges impact	0.33	0.37	0.70
Maine fossil gain	(0.03)	—	(0.03)
Operating results of Spain solar projects	0.02	(0.02)	0.01
Change in other than temporary impairment losses - net	—	(0.01)	(0.01)
Other, including interest expense and share dilution	(0.04)	(0.07)	(0.12)
NEER - 2015 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.62	$0.61	$1.23

Corporate and Other - 2014 Loss Per Share	$(0.01)	$(0.02)	$(0.03)
Non-qualifying hedges impact	0.01	0.01	0.04
Merger-related expenses	(0.01)	(0.01)	(0.02)
Other, including interest expense, interest income and consolidating income tax benefits or expenses and share dilution	0.04	0.03	0.05
Corporate and Other - 2015 Earnings Per Share	$0.03	$0.01	$0.04

2015 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.45	$1.59	$3.04

Corporate & Other allocates a portion of corporate interest expense and shared service costs to NEER.  Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

Corporate & Other represents other business activities, other segments that are not separately reportable, eliminating entries, and may include the net effect of rounding.

The sum of the quarterly amounts may not equal the year-to-date total due to rounding.

NextEra Energy, Inc.
Schedule of Total Debt and Equity
(millions)
(unaudited)

	Preliminary
June 30, 2015	Per Books	Adjusted (1)
Long-term debt, including current maturities, and short-term debt
Junior Subordinated Debentures	$2,978	$1,489
Debentures, related to NextEra Energy's equity units	1,150
Project Debt:
Natural gas-fired assets	1,479
Wind assets	4,147	1,537
Solar	2,098	1,192
Other	947	54
Storm Securitization Debt	300
Other(2)		1,479
Other long-term debt, including current maturities, and short-term debt(3)	16,675	16,675
Total debt per Balance Sheet	29,774	22,426
Junior Subordinated Debentures		1,489
Debentures, related to NextEra Energy's equity units		1,150
Total Equity	21,601	21,601
Total capitalization, including debt due within one year	$51,375	$46,666
Debt ratio	58%	48%

December 31, 2014	Per Books	Adjusted (1)
Long-term debt, including current maturities, and short-term debt
Junior Subordinated Debentures	$2,978	$1,489
Debentures, related to NextEra Energy's equity units	1,750
Project Debt:
Natural gas-fired assets	1,501
Wind assets	3,913	1,475
Solar	1,750	880
Other	952
Storm Securitization Debt	331
Other(2)		1,625
Other long-term debt, including current maturities, and short-term debt(3)	15,849	15,849
Total debt per Balance Sheet	29,024	21,318
Junior Subordinated Debentures		1,489
Debentures, related to NextEra Energy's equity units		1,750
Total Equity	20,168	20,168
Total capitalization, including debt due within one year	$49,192	$44,725
Debt ratio	59%	48%
________________________

(1)	Adjusted debt calculation is based on NextEra Energy's interpretation of S&P's credit metric methodology which can be found in their Corporate Ratings Criteria on S&P's website.
(2)	Other includes imputed debt of purchase power agreements, a portion of the deferral related to differential membership interests and certain accrued interest.
(3)	Includes premium and discount on all debt issuances.

Florida Power & Light Company
Statistics
(unaudited)

	Preliminary
	Quarter			Year-to-Date
Periods Ended June 30,	2015	2014	% change	2015	2014	% change
Energy sales (million kWh)
Residential	15,057	13,696	9.9%	26,695	25,414	5.0%
Commercial	12,035	11,432	5.3%	22,360	21,819	2.5%
Industrial	782	758	3.2%	1,501	1,455	3.2%
Public authorities	143	129	10.9%	282	269	4.8%
Increase (decrease) in unbilled sales	1,111	1,064	4.4%	1,114	727	53.2%
Total retail	29,128	27,079	7.6%	51,952	49,684	4.6%
Electric utilities	1,783	1,428	24.9%	3,224	2,530	27.4%
Interchange power sales	292	435	(32.9)%	2,131	1,783	19.5%
Total	31,203	28,942	7.8%	57,307	53,997	6.1%

Average price (cents/kWh)(1)
Residential	10.77	11.17	(3.6)%	10.84	11.08	(2.2)%
Commercial	8.75	9.11	(4.0)%	8.93	9.13	(2.2)%
Industrial	6.67	6.96	(4.2)%	6.78	6.98	(2.9)%
Total	9.60	10.01	(4.1)%	9.72	9.97	(2.5)%

Average customer accounts (000s)
Residential	4,222	4,163	1.4%	4,215	4,157	1.4%
Commercial	532	525	1.3%	531	524	1.3%
Industrial	11	10	10.0%	11	10	10.0%
Other	4	4	—%	4	4	—%
Total	4,769	4,702	1.4%	4,761	4,695	1.4%

	June 30,
	2015	2014	% change
End of period customer accounts (000s)
Residential	4,225	4,166	1.4%
Commercial	533	525	1.5%
Industrial	11	10	10.0%
Other	3	4	(25.0)%
Total	4,772	4,705	1.4%

	2015	Normal	2014
Three Months Ended June 30,
Cooling degree-days(2)	726	594	605
Heating degree-days(2)	—	12	4
Six Months Ended June 30,
Cooling degree-days(2)	890	720	752
Heating degree-days(2)	186	264	202
________________________

(1)	Excludes interchange power sales, net change in unbilled revenues, deferrals under cost recovery clauses and any provision for refund.
(2)	Cooling degree days use a 72 degree base temperature and heating degree days use a 66 degree base temperature.